                                   GMO TRUST

                                AMENDMENT NO. 4
                                      TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated March 9, 2016 (the "Declaration of Trust"), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of two series of GMO Trust, GMO International Small Companies Fund and GMO Taiwan Fund, and, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders (i) to establish a new series of GMO Trust, GMO High Yield Fund, and (ii) to change the name of "GMO U.S. Equity Allocation Fund," a series of GMO Trust, to "GMO U.S. Equity Fund," do hereby direct that this Amendment No. 4 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 8th day of March, 2018.

                                                  /s/ Donald W. Glazer
                                                  ------------------------------
                                                  Donald W. Glazer
                                                  Trustee

                                                  /s/ Joseph B. Kittredge, Jr.
                                                  ------------------------------
                                                  Joseph B. Kittredge, Jr.
                                                  Trustee

                                                  /s/ Paul Braverman
                                                  ------------------------------
                                                  Paul Braverman
                                                  Trustee

                                                  /s/ Peter Tufano
                                                  ------------------------------
                                                  Peter Tufano
                                                  Trustee

                                            Schedule 3.6 to Declaration of Trust

Series
------
GMO U.S. Equity Fund
GMO Quality Fund
GMO International Large/Mid Cap Equity Fund
GMO International Equity Fund
GMO Foreign Small Companies Fund
GMO Emerging Markets Fund
GMO Tax-Managed International Equities Fund
GMO Core Plus Bond Fund
GMO Emerging Country Debt Fund
GMO International Equity Allocation Fund
GMO International Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Asset Allocation Fund
GMO Strategic Opportunities Allocation Fund
GMO Benchmark-Free Allocation Fund
GMO Alpha Only Fund
GMO SGM Major Markets Fund
GMO Opportunistic Income Fund
GMO U.S. Treasury Fund
GMO Asset Allocation Bond Fund
GMO High Quality Short-Duration Bond Fund
GMO Emerging Domestic Opportunities Fund
GMO Benchmark-Free Fund
GMO Resources Fund
GMO Implementation Fund
GMO Risk Premium Fund
GMO Special Opportunities Fund
GMO GAAR Implementation Fund
GMO Climate Change Fund
GMO High Yield Fund